ARTICLES OF INCORPORATION
OF
CCC FRANCHISING ACQUISITION CORP. II

I

The name of this corporation is CCC FRANCHISING ACQUISITION CORP. II.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation's initial agent for service of process is:

Howard G. Berger
1516 Cotner
Los Angeles, California 90025

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

V

The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI

This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

DATED: May 6, 1992	/s/ Marian Mancuso, Incorporator
Marian Mancuso, Incorporator

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER is dated as of April 30, 1992 (the "Merger Agreement"), by and among CCC Franchising Corp., a New York corporation ("CCC"), CCC Franchising Acquisition Corp. II, a California corporation (hereinafter sometimes referred to as "Acquisition Corp," and sometimes referred to as the "Surviving Corporation"), RadNet Management, Inc., a California corporation ("RadNet") and Beverly Hills MRI, Inc., a Delaware corporation doing business in the state of California under the name TME-Beverly Hills MRI, Inc. ("Beverly Hills")  (RadNet and Beverly Hills may sometimes be referred to as the "Disappearing Corporations").   Acquisition Corp., Beverly Hills and RadNet are sometimes referred to as the "Constituent Corporations."

The Constituent Corporations and CCC agree as follows:

1.        Disappearing Corporations.

(a)         RadNet is duly organized, existing and in good standing under the laws of the State of California.   It has 7,500 shares of authorized capital stock; 600 shares are issued and outstanding.

(b)         Beverly Hills is duly organized, existing and in good standing under the laws of the State of Delaware.   It has 1,000 shares of authorized capital stock, all of which are issued and outstanding.   Beverly Hills is duly qualified to transact business within the state of California.

2.         Surviving Corporation.   Acquisition Corp. is duly organized, existing and in good standing under the laws of the State of California.   It has 10,000 shares of authorized capital stock; 1,000 shares are issued and outstanding.

3.         Board of Directors Actions.   The Board of Directors of each of the Constituent Corporations and CCC deem it in the best interest of the corporations and their respective shareholders that the Disappearing Corporations be merged with Surviving Corporation in accordance with California Corporations Code Section 1100 et. seg.   The Board of Directors of each of the Constituent Corporations and CCC hereby adopt on behalf of their corporations the plan of reorganization set forth in this Merger Agreement, and as more particularly described in that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of April 30, 1992, by and among CCC, the Constituent Corporations, Howard G. Berger, M.D.  ("Berger") , and Michael J. Krane, M.D. ("Krane").   This Agreement and the Reorganization Agreement are intended to be construed together in order to effectuate their purposes.

4.         Submission to Shareholders and Effectiveness.   This Merger Agreement shall be submitted for consideration and vote or written consent by the shareholders of each of the Constituent Corporations as required by applicable law, and, if adopted by the requisite votes or written consents of the shareholders of each of the Constituent Corporations, then this Merger Agreement executed by the President or a Vice President and the Secretary of each of the constituent corporations and certified by one of those officers of each of the constituent corporations shall be delivered to the Secretary of State for the State of California for filing all in accordance with the applicable provisions of the General Corporations Code.   The effective date of the merger provided for by this Merger Agreement shall be as of June 12, 1992.   Thereafter, a copy of this Merger Agreement, certified by the Secretary of State of the State of California shall be filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

5.         Merger and Name of Surviving Corporation;    The Disappearing Corporations shall be merged with Surviving Corporation, which shall survive the merger and continue its corporate existence under the laws of California under the name "RadNet Management, Inc."   The Disappearing Corporations' separate existence shall cease on the effective date of the merger.   On the effective date of the merger, Surviving Corporation shall (i) succeed to all of the Disappearing Corporations' rights and properties; and (ii) be subject to all of the Disappearing Corporations' liabilities and obligations. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired; provided that, such liens upon property of the Disappearing Corporations shall be limited to the property affected thereby immediately prior to the time the merger is effective.

Notwithstanding the foregoing, after the effective date, the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirm Surviving Corporation's possession of and title to any property or rights of the Disappearing Corporations, or otherwise carry out this Agreement's purposes, including, but not limited to, execution and delivery of any deeds, assurances and assignments of other instruments.

6.         Consideration:   Upon the effective date, all of the issued and outstanding shares of the Disappearing Corporations shall be cancelled and Berger and Krane, constituting the sole shareholders of each of the Disappearing Corporations, shall each receive 2,500,000 shares of the common stock of CCC in exchange therefor.   No shares of the Surviving Corporation shall be issued in exchange therefor.

Upon the effective date of the merger, the outstanding shares of the Surviving Corporation shall remain outstanding and are not affected by the merger.

7.         Articles of Incorporation of Surviving Corporation. Upon effectiveness of the merger, Article I of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of this corporation is Radnet Management, Inc."

8.         Officers and Directors.    Surviving Corporation's officers and directors shall continue and remain as such after the effective date until their successors have been duly elected or appointed and qualified.

9.         Surrender of Certificates.   The conversion of shares as provided by this Agreement shall occur automatically upon the effective date without action by the holders thereof.    Each holder of such shares thereupon shall surrender his share certificates to the Secretary of the Surviving Corporation and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of CCC into which his shares theretofore represented by a certificate or certificates so surrendered shall have been converted as aforesaid.

10.       Dividends.   Notwithstanding that the conversion of shares pursuant to this Agreement is automatic at the effective date of the merger without action on the part of the shareholders and that such automatic conversion is effective with respect to voting of shares, dividends, if any, shall not be paid on the converted shares until the surrender of certificates as provided in Paragraph 8 hereof, but the amount of such dividends shall be set aside.   Upon such surrender of the certificate or certificates, the dividends, if any, thus set aside shall be paid without interest.

11.       Reorganization.   This Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code.

12.       Termination.   This Agreement may be terminated and the proposed merger abandoned at any time prior to the effective date of the merger and whether before of after approval of this Agreement by the board of directors or shareholders of any of the Constituent Corporations or CCC, as follows:

A.         By mutual consent of the board of directors of the Constituent Corporations or CCC.

B.          By any of the corporations if, in the opinion of the board of directors, the consummation of this Agreement and the merger are not, for any reason, in the best interests of such corporation and its shareholders.

C.          Upon termination of the Reorganization Agreement.

13.       Service of Process. Acquisition Corp. hereby agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of the Disappearing Corporations, as well as for enforcement of any obligation of Acquisition Corp. arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to 8 Del. C. Sec. 262, and Acquisition Corp. hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and a copy of such process shall be mailed by the Secretary of State to Acquisition Corp. at the following address:

CCC Franchising Acquisition Corp. II
c/o	CCC Franchising Corp.
61 Broadway
Mew York, New York 10006
Attention: President

14.       Counterparts.   This Merger Agreement may be executed in any number of counterparts, each of which shall constitute an original instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement.

CCC FRANCHISING CORP.,
a New York corporation

By	/s/ Andrew C. Alson
Andrew C. Alson, President

By	/s/ Roger B. Barnett
Roger B. Barnett, Secretary

CCC FRANCHISING ACQUISITION CORP. II,
a California corporation

By	/s/ Andrew C. Alson
Andrew C. Alson, President

By	/s/ Roger B. Barnett
Roger B. Barnett, Secretary

RADNET MANAGEMENT, INC.,
a California corporation

By	/s/ Howard G. Berger, M.D.
Howard G. Berger, M.D., President

By	/s/ Michael J. Krane, M.D.
Michael J. Krane, M.D., Assistant Secretary

BEVERLY HILLS MRI, INC.,
a Delaware corporation

By	/s/ Howard G. Berger, M.D.
Howard G. Berger, M.D., President

By	/s/ Michael J. Krane, M.D.
Michael J. Krane, M.D., Assistant Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
OF
CCC FRANCHISING ACQUISITION CORP. II

Andrew C. Alson and Roger A. Tolins certify that:

1.	They are the president and assistant secretary, respectively, of CCC Franchising Acquisition Corp. II, a California corporation.

2	The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholder of the corporation.

3.	The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4.	There is only one class of shares and the number of shares outstanding is one thousand (1000).

5.	No vote of the shareholders of the parent company was required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: June 11, 1992

/s/ Andrew C. Alson
Name: Andrew C. Alson
Title: President

/s/ Roger A. Tolins
Name: Roger A. Tolins
Title: Assistant Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
OF
RADNET MANAGEMENT, INC.

Howard G. Berger and Michael J. Krane certify that:

1.	They are the president and assistant secretary, respectively, of RadNet Management, Inc., a California corporation.

2	The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3.	The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4.	There is only one class of shares and the number of shares outstanding is six hundred (600).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: June 12, 1992

/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

/s/ Michael J. Krane, M.D.
Name: Michael J. Krane, M.D.
Title: Assistant Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
OF
BEVERLY HILLS MRI, INC.

Howard G. Berger and Michael J. Krane certify that:

1.	They are the president and assistant secretary, respectively, of Beverly Hills MRI, Inc., a Delaware corporation.

2	The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3.	The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4.	There is only one class of shares and the number of shares outstanding is one thousand (1000).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: 6-10-92

/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

/s/ Michael J. Krane, M.D.
Name: Michael J. Krane, M.D.
Title: Assistant Secretary